QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.19

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (the "Agreement") is made and entered into as of December 30, 2003, by and between La Quinta Properties, Inc., a Delaware corporation (the "Company") and Debra L. Herman (the "Holder").

        WHEREAS, this Agreement is made in connection with the Exchange Agreement (the "Exchange Agreement"), dated as of even date hereof, between the Company and the Holder; and

        WHEREAS, in order to induce the Holder to enter into the Exchange Agreement, the Company has agreed to provide the Holder with the registration rights provided for in this Agreement.

        NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

        Section 1.    Definitions.    As used in this Agreement, the following terms shall have the following meanings:

        "Affiliate" means any Person or entity which directly or indirectly, controls, is controlled by, or is under common control with another Person.

        "Closing Date" means the date of this Agreement.

        "Commission" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

        "Depositary Shares" shall mean the Company's depositary shares, each representing 1/10 of one share of the Company's 9% Series A Cumulative Redeemable Preferred Stock.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "Person" shall mean an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization, and any other entity or organization, governmental or otherwise.

        "Registration Expenses" Any and all expenses incident to the registration of the Registrable Securities under this Agreement, including without limitation: (i) all Commission and stock exchange listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with federal or state securities or blue sky laws, (iii) all expenses of printing, delivering and distributing the Registration Statement, any prospectus, any amendments or supplements thereto, any certificates and other documents relating to the performance of and compliance with this Agreement, and (iv) the fees and disbursements of counsel for the Company; provided, however, that Registration Expenses shall exclude all of Holder's fees and expenses (including all professional service fees and expenses) and all brokers' commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Holder.

        "Registrable Securities" shall mean the 1,000,000 Depositary Shares acquired by the Holder pursuant to the Exchange Agreement. Notwithstanding anything to the contrary contained herein, "Registrable Securities" shall not at any time include any Depositary Shares (i) registered and held pursuant to an effective Registration Statement under the Securities Act, (ii) sold to the public pursuant to Rule 144 promulgated under the Securities Act or (iii) which are eligible for sale, subject to other legal requirements (e.g., restrictions on selling in the possession of material non-public information), under Rule 144 without volume limitation (without regard to any other securities holdings of Holder or any of Holder's Affiliates).

        "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        Section 2.    Registration Rights.    The Company shall use commercially reasonable efforts to file, on or before the 90th day following the Closing Date, a registration statement on Form S-3 (the "Registration Statement") registering for resale all of the Registrable Securities held by the Holder. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective within ninety (90) days of its filing with the Commission and shall use commercially reasonable efforts to cause the Registration Statement to remain effective until the later of (i) the first anniversary of the Closing Date, or (ii) the date immediately following the date on which the Holder may sell, subject to other legal requirements (e.g., restrictions on selling in the possession of material non-public information), the Registrable Securities under Rule 144 without volume limitation (without regard to any other holdings of Holder or its Affiliates) (the "Registration Termination Date").

        Section 3.    Registration Procedures.    In connection with the obligations of the Company with respect to the filing of the Registration Statement under this Agreement, the Company shall use commercially reasonable efforts to:

        (a)   prepare and file with the Commission the Registration Statement;

        (b)   prepare and file with the Commission such amendments and supplements to the Registration Statement, and the prospectus used in connection therewith, as may be necessary to keep the Registration Statement effective until the Registration Termination Date and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by the Registration Statement whenever the Holder shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

        (c)   furnish to the Holder such number of copies of the Registration Statement, any amendments thereto, any documents incorporated by reference therein and the prospectus in conformity with the requirements of the Securities Act;

        (d)   register or qualify the Registrable Securities covered by the Registration Statement under and to the extent required by such other state securities or state blue sky laws of such jurisdictions as the Holder shall reasonably request, and do any and all other acts and things which may be necessary under such state securities or state blue sky laws to enable the Holder to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities owned by the Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

        (e)   within a reasonable time before the filing of the Registration Statement or prospectus or amendments or supplements thereto with the Commission, furnish to counsel selected by the Holder copies of such documents proposed to be filed;

        (f)    promptly notify the Holder of the happening of any event which makes any statement made in the Registration Statement or related prospectus untrue or which requires the making of any changes in the Registration Statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission a supplement or amendment to the Registration Statement and prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, the Registration Statement and prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

        (g)   prevent the issuance of any order suspending the effectiveness of the Registration Statement, and if one is issued to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

        (h)   cause the securities covered by the Registration Statement to be listed on the securities exchange or quoted on the quotation system on which the Depositary Shares are then listed or quoted; and

        (i)    otherwise cooperate with the Commission and other regulatory agencies and take all reasonable actions and execute and deliver or cause to be executed and delivered all documents reasonably necessary to effect the registration of any Registrable Securities under this Agreement.

        Section 4.    Suspension of Registration Requirement.

        (a)   The Company shall promptly notify the Holder of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as practicable.

        (b)   Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to use commercially reasonable efforts to cause the Registration Statement to be filed or to become effective or to amend or supplement the Registration Statement shall be suspended in the event and during such period pending negotiations relating to, or consummation of, a transaction or the occurrence or pendency of any other event that would (assuming any such pending event occurs) require additional disclosure of material information by the Company in the Registration Statement (such circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or unadvisable to cause the Registration Statement to be filed or to become effective or to amend or supplement the Registration Statement, but such suspension shall continue only for so long as such event is pending or such event or its effect is continuing but in no event will that suspension exceed 120 days in the aggregate during any one year period.

        Section 5.    Black-Out Period.    Following the effectiveness of the Registration Statement, the Holder agrees that it will not effect any sales of Registrable Securities pursuant to the Registration Statement at any time after it has received notice from the Company to suspend sales (i) as a result of the occurrence or existence of any Suspension Event or (ii) so that the Company may correct or update the Registration Statement pursuant to Section 4(b), provided that such postponement of sales of Registrable Securities by the Holder shall not exceed 120 days in the aggregate during any one year period. The Holder may recommence effecting sales of Registrable Securities pursuant to the Registration Statement following notice to such effect from the Company, which notice shall be given by the Company not later than five (5) days after the conclusion of any such Suspension Event.

        Section 6.    Indemnification.

        (a)   The Company shall indemnify and hold harmless the Holder (the "Indemnified Person") against any losses, claims, damages or liabilities (collectively, the "Liability"), joint or several, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such Liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, any final prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) violation of any state's securities laws in connection with clauses (i) and (ii) above; provided, however, that the

Company shall not be liable to the Indemnified Person in any such case to the extent that any such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information (the "Information") furnished to the Company by the Indemnified Person.

        (b)   Notwithstanding anything herein to the contrary, the indemnification rights and obligations set forth in this Section 6 shall terminate on the twelve (12) month anniversary of the date the registration statement contemplated by Section 2 of this Agreement is declared effective by the Commission.

        Section 7.    Rule 144 Requirements.    The Company shall use commercially reasonable efforts to comply with the current public information requirements of Rule 144.

        Section 8.    Transferability of Registration Rights.    The registration rights set forth in this Agreement are personal to the Holder and are not transferable.

        Section 9.    Miscellaneous.

        (a)   Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as specified by like notice):

if to the Company, to:

        La Quinta Corporation
        La Quinta Properties, Inc.
        909 Hidden Ridge
        Suite 600
        Irving, TX 75038
        Attn: General Counsel

with a copy (which shall not constitute notice) to:

        Goodwin Procter LLP
        Exchange Place
        Boston, MA 02109
        Attn: Scott F. Duggan, Esq.

if to Holder, to:

        Debra L. Herman
        4745 Broadlake View
        Colorado Springs, CO 80906

with a copy (which shall not constitute notice) to:

        Fleming & O'Neill, P.C.
        268 Summer Street
        Third Floor
        Boston, MA 02210
        Attn: Julia K. O'Neill, Esq.

        (b)   Fees and Expenses. Except for Registration Expenses, which shall be paid for by the Company, the Holder, on the one hand, and the Company on the other hand, shall bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

        (c)   Interpretation. When a reference is made in this Agreement to an article, section, schedule or exhibit, such reference will be to an article or section of, or a schedule or exhibit to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person or entity are also to its permitted successors and assigns.

        (d)   Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        (e)   Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

        (f)    Entire Agreement; Severability. This Agreement (including the exhibits, schedules, documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. If any term, condition or other provision of this Agreement is found to be invalid, illegal or incapable of being enforced by virtue of any rule of law, public policy or court determination, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

        (g)   Third Party Beneficiaries. Except as expressly provided in this Agreement, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person or entity other than the parties hereto.

        (h)   Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflict of laws.

        (i)    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by the parties hereto without the prior written consent of the non-assigning parties hereto. Any assignment in violation of the preceding sentence will be void. Subject to the first sentence of this Section 9(i), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective permitted successors and assigns.

        (j)    Consent to Jurisdiction. Each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts of the State of Texas for any claim, suit or proceeding arising under this Agreement.

        (k)   Dispute Resolution. Any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Nonadministered Arbitration of Business Disputes (the "CPR Rules"). The Center for Public Resources shall appoint a neutral advisor from its National CPR Panel. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Dallas, Texas.

        Such proceedings shall be administered by the neutral advisor in accordance with the CPR Rules as he/she deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:

            (i)  mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

           (ii)  no other discovery;

          (iii)  hearings before the neutral advisor which shall not exceed three hours; such hearings to take place in one or two days at a maximum; and

          (iv)  decision to be rendered not later than ten (10) days following such hearings.

        The Company and Holder (A) hereby unconditionally and irrevocably submits to the jurisdiction of the United States District Court for the Northern District of Texas, for the purpose of enforcing the award or decision in any such proceeding, (B) hereby waives, and agrees not to assert in any civil action to enforce the award, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the civil action is brought in an inconvenient forum, that the venue of the civil action is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (C) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. The Company and holder hereby consent to service of process by registered mail at the address to which notices are to be given. The Company and Holder agree that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against the Company or the Holder in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that any party may at its option bring suit, or institute other judicial proceedings, in any state or federal court of the United States or of any country or place where the other parties or their assets, may be found.

        (l)    Mutual Drafting. The parties hereto are sophisticated and have been represented by attorneys throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any agreement or instrument executed in connection herewith, and therefore waive their effects.

        (m)  Remedies. It is specifically understood and agreed that any breach of the provisions of this Agreement or any other agreement executed and delivered pursuant to this Agreement by any party hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law).

        (n)   Limitation of Liabilities. Notwithstanding anything contained in this Agreement to the contrary, no party shall have any liability hereunder for any lost profits or any consequential, incidental or punitive damages, each of which is hereby excluded by agreement of the parties regardless of whether or not any party has been advised of the possibility of such damages.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

COMPANY: LA QUINTA PROPERTIES, INC.
By:	/s/ STEVEN J. FLOWERS
Name: Steven J. Flowers Title: Vice President and Treasurer
HOLDER:
/s/ DEBRA L. HERMAN Debra L. Herman

QuickLinks

  Exhibit 4.19
REGISTRATION RIGHTS AGREEMENT